UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 9, 2016

MTS SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

MTS Systems Corporation (the “Company”) held its annual meeting of shareholders on February 9, 2016 (the “Annual Meeting”). A total of 14,248,286 shares of the Common Stock, representing approximately 96.07% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by proxy at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

Proposal 1.  All of the eight nominees for director were elected to serve until the next annual meeting of shareholders or until their successors are duly elected. The result of the votes to elect the eight directors was as follows:

Name	For	Withheld	Broker Non-Votes
David J. Anderson	12,284,712	624,468	1,339,106
Jeffrey A. Graves	12,769,194	139,986	1,339,106
David D. Johnson	12,692,007	217,173	1,339,106
Randy J. Martinez	12,692,171	217,009	1,339,106
Barb J. Samardzich	12,620,357	288,823	1,339,106
Michael V. Schrock	12,454,431	454,749	1,339,106
Gail P. Steinel	12,656,387	252,793	1,339,106
Chun Hung (Kenneth) Yu	12,857,538	51,642	1,339,106

Proposal 2.  The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2016 was ratified by the vote set forth below.

For	Against	Abstain
14,171,954	73,878	2,454

Proposal 3.  The compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting was approved on an advisory basis by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
12,697,934	180,309	30,937	1,339,106

Proposal 4.  An amendment to the Company’s 2011 Stock Incentive Plan was approved by the vote set forth below.

For	Against	Abstain	Broker Non-Votes
12,148,610	731,082	29,488	1,339,106

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION (Registrant)

Date: February 9, 2016	By:	\s\ Jeffrey P. Oldenkamp
Jeffrey P. Oldenkamp Senior Vice President and Chief Financial Officer

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